WELLCO ENTERPRISES, INC.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786

                                October 15, 2004

                            NOTICE OF ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS


The annual meeting of stockholders of Wellco Enterprises, Inc. will be held in the cafeteria of the Company's Waynesville, North Carolina, plant, located at 150 Westwood Circle, on Tuesday, November 16, 2004, at 3:00 P.M., EST, for the purpose of considering and taking action upon the following:


1. The election of directors as more particularly described in the accompanying Proxy Statement; and

2. Such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on October 15, 2004, will be entitled to vote at the meeting. This Notice and the accompanying Proxy Statement are being mailed to stockholders on approximately October 22, 2004.

                                             By Order of the Board of Directors

                                             RICHARD A. WOOD, JR.
                                             SECRETARY


               YOUR VOTE IS IMPORTANT. EVEN IF YOU DO NOT PLAN TO
                  ATTEND THE MEETING, PLEASE RETURN YOUR SIGNED
                                     PROXY!


Please complete and promptly return your Proxy in the postpaid envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.

                            Wellco Enterprises, Inc.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786

                                 PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Wellco Enterprises, Inc. (the "Company") for use at the 2004 Annual Stockholders Meeting of the Company, to be held on November 16, 2004, and at any adjournment thereof. The cost of solicitation will be borne by the Company. Mellon Shareholder Services LLP, the transfer agent for the Company, has been retained to assist in obtaining proxies, including proxies from brokerage houses and others with respect to shares registered in their names but beneficially owned by others, by such means as Mellon Shareholder Services LLP deems appropriate, at a cost to the Company presently estimated at $5,500. Such brokerage houses and others will be reimbursed for their out-of-pocket expenses incurred. Proxies may also be solicited by some directors, officers or employees of the Company, in person or by mail, telephone or telefax, without extra compensation to them.

The shares represented by the proxies received will be voted at the meeting, or any adjournment thereof. On matters coming before the meeting as to which a choice has been specified by the stockholder by means of the ballot on the proxy, the shares represented will be voted accordingly. If no choice is so specified, the shares will be voted in favor of the matters set forth in the foregoing notice of meeting. The accompanying proxy appoints as proxy holders James T. Emerson, Tammy Francis and Fred K. Webb, Jr (and each of them with full power of substitution, or any one or more of them acting in the absence of the others) to vote at the Annual Meeting all shares covered by the proxy. Management does not know of any other matters which will be presented for action at the meeting, but the appointed proxy holders intend to vote or act with respect to any other proposal which may be presented for action, and matters incident to the conduct of the meeting, according to their judgment in light of conditions then prevailing except as to election of substitute nominees for director, as to which proxies will be voted for nominees designated as hereinafter stated. Executed proxies may be revoked by written revocation or later dated proxy delivered to the Secretary prior to or at the meeting. Also, stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

Stockholders of record at the close of business on October 15, 2004, will be entitled to vote at the meeting. On that date, there were outstanding 1,263,746 shares of the Company's common stock. Each stockholder is entitled to one vote for each share of stock on all matters to be presented at the meeting. A plurality vote of the shares represented at the meeting, in person or by proxy, is necessary for the election of each director. Cumulative voting is not available at the meeting.

Stockholders having questions concerning the matters to be considered at the meeting are invited to telephone the Company at (828) 456-3545, extension 102.

             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITS
                             NOMINEES FOR DIRECTORS.

At the Company's 2003 Annual Meeting the Company's Articles of Incorporation and Bylaws were amended by its stockholders to eliminate staggered terms of three
(3) Classes of Directors by the Company's 2005 Annual Meeting. As the result of those actions, formerly Class III Directors Claude S. Abernethy, Jr., Horace Auberry, and Rolf Kaufman were elected at the 2003 Annual Meeting as Directors for one (1) year terms expiring at the 2004 Annual Meeting. The terms of Class I Directors William M. Cousins, Jr., Katherine J. Emerson, and John D. Lovelace will also expire at the 2004 Annual Meeting. Accordingly, your Board of Directors unanimously recommends that Directors Claude S. Abernathy, Jr., Horace Auberry, William M. Cousins, Jr., Katherine J. Emerson, Rolf Kaufman and John D. Lovelace be re-elected at the 2004 Annual Meeting for one (1) year terms expiring at the 2005 Annual Meeting or until their respective successors are duly elected and qualified. Each of said nominees has consented in writing to serve in said capacity if elected.

NOMINEES FOR ELECTION:

Directors Whose Term Expires in 2004:
------------------------------------

Claude S. Abernethy, Jr. has been a Director of the Company since 1997 and previously served as a Director from 1976 until 1994 and is 77 years of age. He is Senior Vice President of Wachovia Securities (a securities brokerage firm), and a Director of Air T Inc., Carolina Mills, Inc. and Director Emeritus of Wachovia Securities, a subsection of Wachovia Bank, N.A..

Horace Auberry has been a Director of the Company since 1964 and is 73 years of age. He is Chairman Emeritus, Board of Directors and as of January 1, 2002 consultant to the Company. He was Chairman, Board of Directors and Chief Executive Officer of the Company (from October, 1996 until December 31, 2001) and was Chairman of the Board of Directors and joint Chief Executive Officer from 1968 until October, 1996.


William M. Cousins, Jr. has been a Director of the Company since 1990 and is 80 years of age. He is President (since 1974) of William M. Cousins, Jr., Inc.
(management consultants), a Director (from 1991 through 1999) of Alba-Waldensian, Inc. (an apparel manufacturing company) and a director of Biosphere Medical, Inc. (since 1994).

Katherine J. Emerson has been a Director of the Company since 2001 and is 49 years of age. She is the information systems controller and accountant for Master Gage and Tool Company (since 1994), a wholesale distributor of precision measuring and gauging equipment and supplies. She is a certified public accountant. Ms. Emerson is married to the nephew of Director James T. Emerson, the cousin of Director/Vice President Fred K. Webb, Jr. and the cousin of Director John D. Lovelace.

Rolf Kaufman has been a Director of the Company since 1962 and is 74 years of age. He was President of the Company and joint Chief Executive Officer from 1968 until October 1996. Upon his retirement from the position of President on September 30, 1996, Mr. Kaufman was elected by the Board of Directors to the position of Vice Chairman, Board of Directors. As Vice Chairman, Mr. Kaufman is retired from full time employment, while still being significantly involved in several areas of the Company's business affairs.


John D. Lovelace has been a Director of the Company since 1999 and is 55 years of age. He is the Vice-President (since 1987) of Credit/Collections for United Leasing Corporation, a company primarily engaged in the leasing of equipment. Prior to joining United Leasing, he served as Assistant Vice President of Retail Banking for United Virginia Bank. He is the nephew of Director James T. Emerson and the cousin of Director/Vice President Fred K. Webb, Jr.. Director Katherine
J. Emerson is married to the cousin of John D. Lovelace.

 It is intended that shares represented by the accompanying Proxy will be voted for election of the above nominees unless authority for such vote is withheld. In the event that any nominees should become unable to serve or for good cause will not serve, it is intended that such shares will be voted for substitute nominees designated by the present Board of Directors of the Company.

DIRECTORS CONTINUING IN OFFICE
------------------------------
Class II Directors Whose Term Expires in 2005:
---------------------------------------------

James T. Emerson has been a Director of the Company since January, 1996 and previously served as a Director from 1988 until 1993, and is 82 years of age. He was an industrial instrumentation engineer and consultant (retired 1983), and is an investor. He is the uncle of Director/Vice President Fred K. Webb, Jr. and Director John D. Lovelace. Director Katherine J. Emerson is married to the nephew of James T. Emerson.

David Lutz has been a Director of the Company since January, 1996 and previously served as a Director from 1984 until 1992. As of January 1, 2002, he is Chief Executive Officer, President, Chief Operating Officer and Treasurer of the Company and is 59 years of age. Since October, 1996, he served as President and Chief Operating Officer and Treasurer of the Company. He served as Executive Vice President and Treasurer of the Company from May until October, 1996, as Secretary/Treasurer from 1986 until May 1996 and as Controller from 1974 until 1986.

Fred K. Webb, Jr. has been a Director of the Company since January, 1996. He is Vice President of Marketing of the Company (since February 1999) and is 44 years of age. He previously held the position of Special Projects Manager with the

Company ( August 1998 until February 1999). Before joining the Company, he was employed as an Accounting Team Leader (since 1995) and Senior Staff Accountant (since 1989) for United Guaranty Corporation (an insurance holding company). He is the nephew of Director James T. Emerson and the cousin of Director John D. Lovelace. Director Katherine J. Emerson is married to the cousin of Fred K. Webb, Jr.

                          CORPORATE GOVERNANCE MATTERS

The Board of Directors held four meetings during fiscal year 2004. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors and any committee on which they served. All members of the Board of Directors attended the 2003 Annual Meeting of Shareholders. In addition, the Company has for a number of years followed the practice, permissible under North Carolina corporation law, of approving corporate resolutions by unanimous written consent without meeting. Five of such resolutions were adopted by the Board of Directors during the Company's last full fiscal year.

Your Board of Directors has taken actions with reference to the structuring of the various Committees of the Board of Directors so as to be in compliance with the Sarbanes-Oxley Act of 2002 and the resulting revised listing requirements of the American Stock Exchange ("the AMEX"). Since over 50% of the voting power of the Company's common stock is held by an individual, the Company, under AMEX regulations is a "controlled company". As a controlled company, the Board of Directors does not have to be made up of a majority of independent directors.

The Company has a standing Audit Committee of the Board of Directors. On May 16, 2000 the Company's Board of Directors approved the Audit Committee's initial Charter. Revisions to the Charter were approved by the Board of Directors on November 19, 2002, February 17, 2004 and June 24, 2004. A copy of the Audit Committee Charter, as last revised on June 24, 2004, is attached as Exhibit A to this Proxy Statement.

All directors not otherwise associated with the Company as an officer, employee or consultant and who have been determined by the Board of Directors, under regulations of the AMEX, to be independent are members of the Audit Committee. The Board of Directors has determined that all Audit Committee members have the ability to read and understand fundamental financial statements and that Audit Committee Chairman William M. Cousins, Jr. is a "financial expert", all as required by regulations of the AMEX. Accordingly, Directors Cousins, Katherine Emerson, Abernethy and Lovelace were the members of such Committee for the 2004 fiscal year, with Director Cousins serving as Chairman of the Committee.

The Audit Committee held four quarterly meetings and two special meetings during the Company's last fiscal year at which representatives of the Company's independent auditors, Dixon Hughes PLLC were present. The Audit Committee selects the firm to be the Company's auditors, and performs other functions as stated in its Charter and in the Audit Committee Report set forth below.

As a "controlled company" the Company is not required to and does not have a standing Nominating Committee. Nominees to serve on the Board of Directors are determined by a vote of the entire Board of Directors.-

Though not required or prohibited by the AMEX Company Guide, the Board has had for a number of years and continues to have a standing Compensation Committee, with Directors Cousins, James T. Emerson, Katherine Emerson, Abernethy and Lovelace being the members of such Committee for the 2004 fiscal year with Director James T. Emerson serving as Chairman. The Compensation Committee met once during the 2004 fiscal year.

The Company is also required by the AMEX Company Guide to have certain codes of conduct for its officers, employees and directors. Copies of said Code of Conduct were filed as Exhibit 14 to the Company's Form 10-K filed with the Securities and Exchange Commission for the Company's 2004 fiscal year.

                             Audit Committee Report

In accordance with its written charter adopted May 16, 2000, as amended November 19, 2002, February 17, 2004 and June 24, 2004 by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2004, the Committee or the Chairman thereof, held four quarterly meetings and one special meeting to discuss with management and the independent auditor the financial information contained in the Securities and Exchange Commission Form 10-Q filing for the three fiscal quarters and the annual Form 10-K. There was one other phone meeting to discuss audit fees and a revision to the audit charter.

In discharging its oversight responsibility as to the audit process and consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence. The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended,

"Communication with Audit Committees".

The Committee chairman reviewed with the independent auditors and management the audited financial statements of the Company for the fiscal year ended July 3, 2004. Management has the responsibility for the preparation and content of those statements. Based on the above-mentioned review and discussions with management and the independent auditors, the Committee Chairman recommended, on behalf of the Committee, to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended July 3, 2004, for filing with the Securities and Exchange Commission.

           Submitted by the Audit Committee of the Board of Directors

Claude S. Abernethy, Jr.                                       John D. Lovelace
William M. Cousins, Jr., Chairman                             Katherine Emerson


                          COMPENSATION COMMITTEE REPORT

The Compensation Committee (the Committee) of the Board of Directors submits recommendations to the Board of Directors as to the type and amount of compensation for two executive officers of the Company (Mr. Lutz, Chief Executive Officer, President, and Chairman of the Board and Mr. Webb, Vice President of Marketing). The Committee consists of all directors not otherwise associated with the Company and, in the 2004 fiscal year, consisted of five members.

The Committee met once during the year to consider and make recommendations to the Board of Directors. In the 2004 fiscal year, the Board of Directors did not modify or reject any action or recommendation of the Compensation Committee.

The Committee does not use any compensation consultants in making its decisions and recommendations, and does not relate compensation of the above named executive officers to that of any other entity or industry grouping.

Each of the named executive officers received an annual cash bonus for said fiscal year which is based on a specified percentage of consolidated net income, as defined. Each executive officer's percentage has remained constant for the past several years. No one of the above named executive officers has a guaranteed or minimum amount of bonus. Although not a frequent occurrence, the Committee from time to time may give discretionary additional bonuses for extraordinary achievement.

All officers of the Company participate in fringe benefit plans (group health insurance, group life insurance and long-term disability) to the same extent and under the same terms as all other salaried employees of the Company. Mr. Lutz receives perquisites whose value aggregates much less than 10% of his total annual salary and bonus.

        Submitted by the Compensation Committee of the Board of Directors

William M. Cousins, Jr.                                 Claude S. Abernethy, Jr.
Katherine Emerson      James T. Emerson, Chairman              John D. Lovelace


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever served as an officer or employee of the Company or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission. No executive officer of the Company has ever served as a director or member of the compensation committee of any other entity whose executive officers has ever been a member to the Company's Compensation Committee or Board of Directors.

                            COMPENSATION OF DIRECTORS

Directors' fees are $4,250 per year; $1,000 per meeting for each Board meeting attended in person; $1,000 per meeting for each committee meeting attended in person that is held apart from the day of a Board meeting; and $500 for each committee and Board phone meeting. The Chairman of the Audit Committee receives $1,000 quarterly in addition to other director fees. Directors who are full-time employees of the Company do not receive any directors' fees. Travel expenses of directors incurred traveling to and from meetings are reimbursed by the Company.

                              INDEPENDENT AUDITORS

At a meeting held on March 4, 2004,the Audit Committee of the Board of Directors of the Company selected Dixon Hughes PLLC, the successor in the merger of its current independent auditors, Crisp Hughes Evans LLP, and the firm of Dixon Odom PLLC as its independent auditors effective with the successful merger of the two firms. On March 1, 2004, the Audit Committee of the Board of Directors was notified that the merger of the two firms was completed and that the firm of Crisp Hughes Evans LLP would resign as independent auditors. Dixon Hughes PLLC served as the Company's independent auditors for the fiscal year ended July 3, 2004. Crisp Hughes Evans LLP served as the Company's independent auditors for the fiscal year ended June 28, 2003.

Deloitte & Touche LLP and its predecessor firm, Touche Ross & Co., had served in this capacity since the Company's 1979-80 fiscal year. Deloitte & Touche LLP's report on the financial statements for the fiscal year ended June 29, 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended June 29, 2002, and during interim periods subsequent to June 29, 2002 through March 17, 2003, there were no disagreements with Deloitte & Touche

LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche's satisfaction, would have caused them to make reference to the subject matter of the disagreement in their report.

During the fiscal years ended June 30, 2001 and June 29, 2002, and during interim periods subsequent to June 29, 2002 through March 17, 2003, Wellco did not consult with Crisp Hughes Evans LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Wellco's consolidated financial statements.

The Audit Committee has not selected independent auditors for the fiscal year beginning July 4, 2004. The Audit Committee has a policy of selecting and engaging independent auditors a few months prior to the end of the Company's fiscal year. A representative of Dixon Hughes PLLC has been requested and is expected to be present at the stockholders meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                     INDEPENDENT AUDITORS FEES AND SERVICES

The following table shows the aggregate fees billed (excluding travel and out of pocket expenses) to the Company by its independent auditors, Dixon Hughes PLLC for professional services rendered during the fiscal year ended July 3, 2004 and Crisp Hughes Evans LLP during the fiscal year ended June 28, 2003:


                                       July 3,          June 28,
Description of Fees                       2004              2003
----------------------------------------------------------------
Audit Fees (1)                         $58,000           $55,100
----------------------------------------------------------------
Audit-Related Fees (2)                   5,000             5,000
----------------------------------------------------------------
Tax Fees (3)                            10,000            10,000
----------------------------------------------------------------
All Other Fees                              $0                $0
----------------------------------------------------------------

(1) Includes fees for audits of the July 3, 2004 and June 28, 2003 consolidated financial statements of the Company and its subsidiaries, and reviews of the related quarterly financial statements included in quarter reports on Form 10-Q for the 2004 and 2003 fiscal years and direct engagement expenses.
(2) Includes fees for the the audits of the June 30, 2004 and June 30, 2003 for one of the Company's defined benefit pension plans. The Audit Committee of the Company's Board of Directors has considered whether the rendering of such non-audit services by Dixon Hughes PLLC and Crisp Hughes Evans LLP is compatible with maintaining the principal accountant's independence.
(3) Includes fees for services rendered for tax compliance including federal and state income tax returns.

Before any accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the engagement is approved by the Company's Audit Committee. All of the services described herein were approved by the Audit Committee.

                          STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company's common stock to the Standard & Poor's 500 Stock Index and an index of peer companies that produce non-athletic footwear. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was constructed by the Company and includes the Company and R. G. Barry; Brown Shoe, Inc.; Genesco, Inc.; Phoenix Footwear Group, Inc.; Justin Industries; McRae Industries; Rocky Shoes & Boots, Inc.; Stride Rite Corp.; Timberland Co.; Weyco Group, Inc; and Wolverine World Wide. In constructing the peer index, the return of each component company was weighted according to its respective stock market capitalization. The graph assumes the investment of $100 in the Company's common stock, the Standard and Poor's 500 Stock Index and the peer index at the end of the Company's 1998 fiscal year.




















Total Stockholder Return
-----------------------------------------------------------------------
               1999      2000      2001       2002      2003       2004
-----------------------------------------------------------------------
WELLCO         $100      $122      $117       $186      $137       $250
-----------------------------------------------------------------------
S & P 500      $100      $107       $91        $75       $75        $88
-----------------------------------------------------------------------
PEER GROUP     $100      $111      $157       $154      $179       $232
-----------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

Compensation Summary

The following Summary Compensation Table shows certain information concerning the compensation of each of the Company's highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION
                           --------------------------

                                                           LONG TERM
                                                   OTHER   COMPENSA-
                                                  ANNUAL  TION-STOCK   ALL OTHER
NAME AND PRINCIPAL                                COMPEN-     OPTION     COMPEN-
POSITION:               YEAR    SALARY    BONUS   SATION(1)   GRANTS     SATION
--------------------------------------------------------------------------------
David Lutz, Chief
Executive Officer,
President, and
Chairman of the
Board (2)
                        2004  $122,472  $38,298  $1,900
--------------------------------------------------------------------------------
                        2003  $121,636  $15,789    $952
--------------------------------------------------------------------------------
                        2002  $116,636  $10,235    $960
--------------------------------------------------------------------------------

Chris Castleberry,
Executive
Vice President (3)     2004    $87,100  $25,532
--------------------------------------------------------------------------------
                       2003    $82,758  $13,526
--------------------------------------------------------------------------------
                       2002    $78,546   $6,823
--------------------------------------------------------------------------------
Sven Oberg, V.P.-
Engineering and
Process
Development (4)        2004    $89,050  $38,298
--------------------------------------------------------------------------------
                       2003    $86,424  $15,789
--------------------------------------------------------------------------------
                       2002    $83,876  $10,234
--------------------------------------------------------------------------------

(1) Amounts represent reimbursement for income taxes.
(2) Chief Executive Officer since January 1, 2002.
(3) Elected to office of Executive Vice President on November 18, 2003
(4) Elected to office of V.P. -Engineering and Process Development on November 14, 2000.


Stock Options
There were no individual grants of stock options to the named executive officers during the fiscal year ended July 3, 2004.

The following table shows, on an aggregated basis, for executive officers named in the Summary Compensation Table each exercise of stock options during the 2004 fiscal year and the fiscal year-end value of unexercised options.


                                                                       VALUE OF
                                               NUMBER OF            UNEXERCISED
                                             UNEXERCISED           IN-THE-MONEY
                 SHARES                           OPTION                OPTIONS
               ACQUIRED                           SHARES            EXERCISABLE/
                     ON      VALUE          EXERCISABLE/         UNEXERCISEABLE
NAME           EXERCISE     REALIZED      UNEXERCISEABLE                    (1)
--------------------------------------------------------------------------------
David Lutz                                      45,000/0            $389,350/$0
--------------------------------------------------------------------------------
Chris
Castleberry                                      3,500/0              $33,005/0
--------------------------------------------------------------------------------
Sven Oberg        5,000      $26,250                 0/0                    0/0
--------------------------------------------------------------------------------

(1) Excess of the total market value at July 3, 2004 of the shares over the total exercise price.


Employment Contracts and Termination of Employment and Change-in-Control Agreements

The Company does not have employment contracts with any executive officer. There are no compensation plans or arrangements that will result from the resignation, retirement or termination of any executive officer, or that will result from a change-in-control of the Company or a change in any executive officer's responsibilities following a change-in-control.


Long-Term Incentive Plans

The Company does not have any type of long-term incentive plans for any executive officer or other employee.


Pension Plan

The Company's executive officers and all other salaried employees participate in an Administrative Employee Pension Plan (the Plan). Benefits under the Plan are based on years of service and average annual earnings. The following table illustrates the amount of annual pension benefits based on the years of service and average annual compensation levels shown:

                               PENSION PLAN TABLE

                                YEARS OF SERVICE
                   -------------------------------------------------------------

AVERAGE
ANNUAL
COMPENSATION      15 YEARS     20 YEARS    25 YEARS    30 YEARS     35 YEARS
----------------------------------------------------------------------------
$125,000           $14,000      $18,600     $23,300     $27,900      $32,600
----------------------------------------------------------------------------
$150,000            17,300       23,100      28,900      34,700       40,500
----------------------------------------------------------------------------
$175,000            20,700       27,600      34,500      41,400       48,400
----------------------------------------------------------------------------
$200,000            24,100       32,100      40,200      48,200       56,200
----------------------------------------------------------------------------

The Plan provides benefits based on final average compensation, defined in the Plan as the average of the consecutive five highest of the last ten years compensation, and on years of service. Compensation under the Plan is essentially equivalent to the aggregate amounts reported as annual salary and bonus compensation in the Summary Compensation Table above. Total years of service are limited to 35 and benefits are computed on a straight life annuity basis. Mr. Lutz, Mr. Castleberry and Mr. Oberg would have more than 35 years of service under the plan, assuming employment to age 65.

                               SECURITY OWNERSHIP

The number of shares of common stock (the Company's only voting security) beneficially owned or held under option by (a) all executive officers, directors and nominees for director and (b) each person or entity owning more than 5% of the outstanding shares of common stock (including persons or entities who may be deemed a group for purposes of the federal securities laws), as known by management of the Company, based upon information furnished to the Company by or on behalf of such person or entity, as "beneficial ownership" is defined under Rule 13d-3 under the Securities Exchange Act of 1934, is set forth in the following table:

         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP ON SEPTEMBER 30, 2004



                                SOLE
                              VOTING       SHARED
                                 AND   VOTING AND                TOTAL   PERCENT
                         DISPOSITIVE  DISPOSITIVE    STOCK  BENEFICIAL       OF
NAME                           POWER     POWER(1)  OPTIONS   OWNERSHIP  CLASS(2)
--------------------------------------------------------------------------------
Officers and Directors:
--------------------------------------------------------------------------------
David Lutz                                          45,000      45,000     3.32%
--------------------------------------------------------------------------------
Fred K. Webb, Jr.              4,000                 8,000      12,000     0.89%
--------------------------------------------------------------------------------
Directors :
--------------------------------------------------------------------------------
James T. Emerson             747,084                           747,084    55.17%
--------------------------------------------------------------------------------
Horace Auberry *              87,905       1,500    31,200     120,605     8.91%
--------------------------------------------------------------------------------
Rolf Kaufman *                47,220                            47,220     3.49%
--------------------------------------------------------------------------------
Claude S.  Abernethy, Jr.*     2,000                 2,000       4,000     0.30%
--------------------------------------------------------------------------------
William M. Cousins, Jr.*                                                   0.00%
--------------------------------------------------------------------------------
John D. Lovelace*                                    2,000       2,000     0.15%
--------------------------------------------------------------------------------
Katherine J. Emerson*            300       3,000                 3,300     0.24%
--------------------------------------------------------------------------------
Officers:
--------------------------------------------------------------------------------
Sven Oberg                                                                 0.00%
--------------------------------------------------------------------------------
Chris Castleberry              3,500                             3,500     0.26%
--------------------------------------------------------------------------------
Other Officers                 3,900                11,500      15,400     1.14%
--------------------------------------------------------------------------------
All Officers and
Directors  as a
Group (13)                   895,909       4,500    99,700   1,000,109    73.87%
--------------------------------------------------------------------------------

Owners of More Than 5% of the Company's Common Shares:
--------------------------------------------------------------------------------
Other than Officer/Director Auberry and Director Emerson shown above, the Company is not aware of any other beneficial owner of more than five percent of its Common Shares.
--------------------------------------------------------------------------------

*        Nominee for reelection to the Board of Directors.
(1) Shares owned jointly with spouse and shares held by spouse and children over whom the listed person may have substantial influence by reason of the relationship are shown as shared voting and dispositive power.
(2) Percent of total shares outstanding (1,252,546) and shares issuable under options exercisable within 60 days (101,700).

              STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING AND
                          COMMUNICATIONS WITH DIRECTORS

Proposals of qualified stockholders intended to be presented at the Company's 2005 Annual Stockholders Meeting must be received by the Secretary at the address stated herein no later than June 30, 2005, in order to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting.

Any security holder who wishes to send a communication to either the entire Board of Directors or any member(s) thereof can send such communication to the Company's general counsel (email dwood@mwbavl.com, or by calling 828-254-8800). Any and all communications will be forwarded to the Board members designated in such communication.


                                             By Order of the Board of Directors

                                             RICHARD A. WOOD, JR.
                                             Secretary

Waynesville, North Carolina
October 15, 2004







A copy of the Company's 2004 Form 10-K (Annual Report filed with the Securities and Exchange Commission) is available at no charge to any stockholder requesting it. Requests should be made in writing and addressed to the Secretary, Wellco Enterprises, P. O. Box 188, Waynesville, NC 28786.

                                                                     EXHIBIT A
                                                                     ---------

                            WELLCO ENTERPRISES, INC.
                             AUDIT COMMITTEE CHARTER
                          ADOPTED MAY 16, 2000 REVISED
               NOVEMBER 19, 2002, FEBRUARY 17, 2004, JUNE 24, 2004


         The Audit Committee (herein the "Committee") is a standing committee of the Board of Directors (herein the "Board") of WeIlco Enterprises, Inc. (herein the "Company"). The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information to be furnished by the Company to its stockholders and others, the systems of internal controls which the Company's management and Board have established and the Company's audit process.

         The Audit Committee in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Audit Committee.

         Each member of the Audit Committee shall be a member of the Board of Directors of the Company and shall otherwise be independent. In order to be considered to be independent for purposes of this paragraph, a member of an Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee accept any consulting, advisory, or other compensatory fee from the issuer or be an affiliated person of the issuer or any subsidiary thereof.

         The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

         The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

         The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a Committee of the Board of Directors, for payment of compensation to the registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report and to any advisers employed by the Audit Committee authorized above.

                         I.Composition of the Committee

         The Committee shall consist solely of independent directors, as determined by the Board of Directors, and will be at least three (3) in number. As so constituted, the Committee shall be appointed to and may be removed from the Committee as determined by the Board of Directors. In determining the independence of directors serving on the Audit Committee, the Board of Directors shall measure independence using the requirements of the American Stock Exchange. Audit Committee members shall be free of any relationships that would interfere with the exercise of independent judgment, including those relationships prohibited by Sec. 121(A) of the American Stock Exchange "Company Guide" for determining "independence" of a Director. [See Appendix A for excerpts from Sec. 121(A).] A member of the Audit Committee shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

         Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. Additionally, at least one member of the Committee shall be financially sophisticated in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

                           II.Duties of the Committee

         In meeting its responsibilities, the Audit Committee ("Committee:)
         shall:

               1. Be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm ("independent auditor" or "auditor") employed by Wellco (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Audit Committee.

               2. Preapprove all auditing services and non-audit services, other than as stated below.

                  This preapproval requirement is waived with respect to the provision of non-audit services, if:

                       A. The aggregate amount of all such non-audit services
                          is not more than 5 percent of the total amount of revenues paid to the auditor during the fiscal year in which the nonaudit services are provided;

                       B. Such services were not recognized at the time of the
                          engagement to be non-audit services; and

                       C. Such services are promptly brought to the attention of
                          the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by / or more members of the Audit Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the audit committee.

                  The Audit Committee may delegate to I or more designated members of the Audit Committee who are independent directors of the Board Of Directors, the authority to grant preapprovals required by this subsection. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full Audit Committee at each of its scheduled meetings.

                  If the Audit Committee approves an audit service within the scope of the engagement of the auditor, such audit service shall be deemed to have been preapproved

               3. Provide an open avenue of communication between management, the independent auditor, and the Board. The Committee shall have full and unrestricted access to its advisors and all officers and employees of the Company and its subsidiaries, including providing for the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

               4. Engage independent counsel and other advisers, as it
                  determines necessary to carry out its duties. The Company will provide the Audit Committee appropriate funding for any such counsel and advisers, as well as appropriate funding for payment of compensation to the independent auditor, all as determined by the Audit Committee.

               5. Review, assess and, as needed, update the Audit Committee's charter annually.

               6. The Audit Committee shall review all related party
                  transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

               7. The independent auditors are ultimately accountable to the
                  Audit Committee. The Audit Committee shall confirm and assure the independence of the auditor, including receipt annually from the auditor of a written statement delineating all relationships between the auditor and the Company and a review of non-audit services and related fees provided by the auditor, consistent with Independence Standards Board Standard
                  I. The Audit Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Audit Committee will take appropriate action to oversee the independence of the auditor.

               8. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

               9. Discuss with management and the independent auditor the
                  Company's critical accounting policies.

              10. Consider, in consultation with the independent auditor, the audit scope and plan of management and the independent auditor.

              11. Review with the independent auditor:

                  A. The adequacy of the company's internal controls including computerized information system controls and security; and

                  B. Any related significant findings and recommendations of the independent auditor, together with management's responses thereto.

              12. The Committee shall review with management and the independent auditor at the completion of the annual examination:

                  A. The Company's annual financial statements and related
                     footnotes;

                  B. The independent auditor's audit of the financial statements and its report thereon;

                  C. Any significant changes required in th independent
                     auditor's audit plan;

                  D. Any serious difficulties or disputes with management
                     encountered during the course of the audit;

                  E. Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards 61, and

                  F. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.


              13. If the review is done by the Chairman, after he/she has completed the review in item 11 above, he/she shall either recommend to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report Form 10-K or shall convene a meeting of the Committee if the Chairman deems the same appropriate. If a meeting is convened, the Committee shall recommend that the Audited Financial Statements be so included.

              14. The Committee shall review with management and the independent auditor quarterly filings with the SEC before the same are filed. If the review is done by the Chairman, he/she shall convene a meeting of the Committee for such purpose if the Chairman deems the same appropriate.

              15. The Committee shall periodically review the Company's
                  procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The President of the Company or the Chairman of the Audit Committee, in that order, are designated as the contact persons for such concerns.

              16. Report Committee actions to the Board with such
                  recommendations as the Committee may deem appropriate.

              17. Prepare a report and any other disclosure, as required by the rules and regulations of the SEC, for inclusion in the Company's proxy statement.

              18. The Committee shall have the power to conduct or authorize investigations into any matters required to meet its responsibilities.

              19. The Committee shall meet at least quarterly per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. Such meetings may be held by telephone conference call or in person. Minutes of Audit Committee meetings upon approval of its Chairman shall be distributed to all members of the Board of Directors.

              20. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services or review and approval of annual or periodic filings with the Securities and Exchange Commission shall be presented to the full AuditCommittee at its next scheduled meeting.

              21. The Committee will perform such other functions as assigned by law, the Company's Articles of Incorporation or bylaws, or the Board.

              22. Audit Committee members will be informed that in Exchange Act
                  Release No. 42266 the Securities and Exchange Commission stated that, by adopting new rules and amendments related to audit committees, it did not "intend to subject companies or their directors to increased exposure to liability under securities laws, or to create new standards for directors to fulfill their duties under state corporation law." Audit Committee members will also be informed that the Securities and Exchange Commission has added to its regulations a "safe harbor" (Item 306(c) of Regulation S-K) for the information contained in the Audit Committee report included in the Company's proxy statement.


III.  Adoption of Charter
-------------------------

This Charter was initially adopted by the Company's Audit Committee and its Board of Directors at their meetings duly held on May 16, 2000; was revised by the Company's Audit Committee and its Board of Directors at their meetings duly held on November 19, 2003, February 17, 2004 and June 24, 2004; and, shall be reviewed, reaffirmed or revised as appropriate by the Board at its regular annual meeting hereafter ensuing.